                                                                     EXHIBIT 5.1

Hughes & Luce, LLP                                      1717 Main Street
                                                        Suite 2800
                                                        Dallas, Texas  75201
                                                        214 939-5590
                                                        Fax 214 939-5849

                                                        HughesLuce.com

                                 July 20, 2001

Wal-Mart Stores, Inc.
702 S.W. 8th Street
Bentonville, Arkansas 72716

Wal-Mart Cayman (Euro) Finance Co.
702 S.W. 8th Street
Bentonville, Arkansas 72716

Wal-Mart Cayman (Canadian) Finance Co.
702 S.W. 8th Street
Bentonville, Arkansas 72716

Wal-Mart Cayman (Sterling) Finance Co.
702 S.W. 8th Street
Bentonville, Arkansas 72716

     Re: Registration Statement on Form S-3 of Wal-Mart Stores, Inc., Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co. and Wal-Mart Cayman (Sterling) Finance Co., as filed with the Securities and Exchange Commission on July 6, 2001, Commission No. 333-64740 (the "Registration Statement")

Ladies and Gentlemen:

     We have acted as special counsel to Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), and to Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co. and Wal-Mart Cayman (Sterling) Finance Co. (collectively, the "Finance Subsidiaries") in connection with the Company's and the Finance Subsidiaries' registration of $6,000,000,000 principal amount of debt securities (the "Securities") pursuant to the Registration Statement, which was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Company will unconditionally guarantee the payment of the amount owing under any Securities issued by one of the Finance Subsidiaries pursuant to the terms of guarantees issued by the Company (the "Guarantees"). The Securities will be issued pursuant to and governed by an indenture, dated as of July 5, 2001 (the "Indenture), between the Company and the Finance Subsidiaries, as issuers, the Company, as guarantor of any securities issued by a Finance Subsidiary, and Bank One Trust Company, NA, as indenture trustee. The Company or a Finance Subsidiary may establish one or more series of the Securities (each a "Series") in accordance with the terms of the Indenture. We are rendering this opinion in connection with the Registration Statement.

Hughes & Luce, LLP

Wal-Mart Stores, Inc.

Wal-Mart Cayman (Euro) Finance Co.

Wal-Mart Cayman (Canadian) Finance Co.
Wal-Mart Cayman (Sterling) Finance Co.
July 20, 2001
Page 2



     In rendering this opinion, we have examined and relied upon, without investigation or independent verification, executed originals, counterparts or copies of the Certificate of Incorporation and by-laws of the Company, each as amended and restated to date, the Articles of Association and Articles of Memorandum of each Finance Subsidiary, the Indenture, resolutions of the Executive Committee of the Board of Directors of the Company and such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.

     In rendering this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and complete, (ii) each natural person signing any document reviewed by us had the legal capacity to do so, (iii) each person signing in a representative capacity (other than on behalf of the Company or a Finance Subsidiary) had the authority to sign in such capacity; (iv) the Registration Statement and any amendments thereto (including any post-effective amendment thereto) will have become effective and comply with all applicable laws, (v) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby in accordance with all applicable laws, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and/or the Finance Subsidiaries and the other parties thereto, and (viii) that at or prior to the time of delivery of each Security, the authorization of the Securities and of the Series of the Securities of which that Security is a part and the authorization of the Guarantees applicable to that Security will not be modified or rescinded, and there will not have occurred any change in law affecting the validity or enforceablity of that Security or the Guarantee.

     As to facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

     Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1. with respect to Securities to be issued by the Company, if (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), (b) the Company has taken all necessary corporate action to establish the Series of which the Securities are a part

Hughes & Luce, LLP

Wal-Mart Stores, Inc.

Wal-Mart Cayman (Euro) Finance Co.

Wal-Mart Cayman (Canadian) Finance Co.
Wal-Mart Cayman (Sterling) Finance Co.
July 20, 2001
Page 3



     and to approve the issuance and the terms of the Series of which the Securities are a part and of the Securities, the terms of the offering thereof and related matters; (c) the terms of the Series and the Securities and of their issuance and sale have been established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (d) the Securities have been executed, authenticated, issued and delivered in accordance with the Indenture and the definitive purchase, underwriting or other similar agreement approved by all necessary corporate action of the Company upon payment of the consideration provided for therein, then the Securities issued by the Company will be legally issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefit of the Indenture; and

2.   with respect to Securities issued by one of the Finance Subsidiaries, if
     (a) the Indenture has been duly qualified under the TIA, (b) that Finance Subsidiary has taken all necessary corporate action to establish the Series of which the Securities are a part and to approve the issuance and the terms of the Series of which the Securities are a part and of the Securities, the terms of the offering thereof and related matters; (c) the terms of the Series and the Securities and of their issuance and sale have been established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon that Finance Subsidiary and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over that Finance Subsidiary, (d) the Securities have been executed, authenticated, issued and delivered in accordance with the Indenture and the definitive purchase, underwriting or other similar agreement approved by all necessary corporate action of that Finance Subsidiary upon payment of the consideration provided for therein, (e) the Company has taken all necessary corporate action to approve the issuance and the terms of the Guarantees with respect to such Securities, the terms of the offering thereof and related matters; (f) the terms of the Guarantees and of their issuance and sale have been established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (g) the Guarantees have been executed, issued and delivered in accordance with the Indenture and the definitive purchase, underwriting or other similar agreement approved by all necessary corporate action of the Company upon receipt of the consideration provided for therein, the Securities issued by that Finance Subsidiary will be legally issued and constitute valid and binding obligations of that Finance Subsidiary, enforceable against that Finance Subsidiary in accordance with their terms and will be entitled to the benefit of the Indenture, and the Guarantees of those Securities will be legally issued and constitute the valid and binding obligations of the Company, enforceable against

Hughes & Luce, LLP

Wal-Mart Stores, Inc.

Wal-Mart Cayman (Euro) Finance Co.

Wal-Mart Cayman (Canadian) Finance Co.
Wal-Mart Cayman (Sterling) Finance Co.
July 20, 2001
Page 4



     the Company in accordance with their terms and will be entitled to the benefit of the Indenture.

     The foregoing opinions are qualified to the extent that the enforceability of any document, instrument, Security or Guarantee may be limited by or subject to (i) the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer, reorganization, or other similar laws relating to or affecting creditors' rights generally, general principles of equity or public policy principals and (ii) with respect to any Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

     We express no opinion concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based on negligence or any violation of any federal or state securities laws.


     The foregoing opinions are limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the laws of the State of New York, the laws of the State of Texas and the laws of the Cayman Islands. We do not express any opinion as to the laws of any other jurisdiction. In expressing the opinions set forth herein, as to matters of Cayman Islands law, we have, with your concurrence, relied on the opinion of Walkers, a copy of which is appended to this opinion. In addition, with your concurrence, for purposes of expressing the opinions set forth herein, we have assumed that the laws of the State of New York are identical to the laws of the State of Texas.

     This opinion letter may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of the Securities under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                                        /s/ Hughes & Luce, LLP

                                    WALKERS
                               Attorneys-at-Law

                         P.O. Box 265GT, Walker House,
                         Grand Cayman, Cayman Islands
             Tel:   (345) 949-0100           Fax:  (345) 949-7886


23 July 2001                                            Our Ref: ASC/W1096-31948



Wal-Mart Stores, Inc.
702 S.W. 8th Street
Bentonville, Arkansas   72716-8001

Wal-Mart Cayman (Canadian) Finance Co.
PO Box 265GT, Walker House
Mary Street, George Town
Grand Cayman, Cayman Islands

Wal-Mart Cayman (Euro) Finance Co.
PO Box 265GT, Walker House
Mary Street, George Town
Grand Cayman, Cayman Islands

Wal-Mart Cayman (Sterling) Finance Co.
PO Box 265GT, Walker House
Mary Street, George Town
Grand Cayman, Cayman Islands

Hughes & Luce, L.L.P.
1717 Main Street
Suite 2800
Dallas, Texas   75201



Dear Sirs,

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in relation to the Indenture (as defined in Schedule 1 hereto) being entered into by Wal-Mart Cayman (Canadian) Finance Co., Wal-Mart Cayman (Euro) Finance Co. and Wal-Mart Cayman (Sterling) Finance Co. (together the "Companies") in connection with the registration with the United States Securities and Exchange Commission of up to US$6,000,000,000 in principal amount of debt securities.

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Indenture nor upon the commercial terms of the transactions contemplated by the Indenture.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3 hereto, we are of the opinion that under the laws of the Cayman Islands:

1. Each of the Companies is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands with full corporate power and legal right to execute and deliver the Indenture, to perform the provisions of the Indenture to be performed on its part and to issue debt securities pursuant to the Indenture so long as the terms of such debt securities so issued do not violate the laws of the Cayman Islands.

2. The Indenture has been duly authorised and when executed and delivered by each of the Companies, will constitute the legal, valid and binding obligation of each of the Companies enforceable in accordance with its terms.

3. The execution and delivery of the Indenture, the performance by any of the Companies of its obligations under the Indenture and the compliance by any of the Companies with the terms and provisions of the Indenture do not:

     (a) contravene any law or regulation of the Cayman Islands applicable to each of the Companies; or

     (b) contravene the respective Memorandum and Articles of Association of each of the Companies.

4. Neither the execution, delivery or performance of any of the Indenture nor the consummation or performance of any of the transactions contemplated thereby by each of the Companies, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Cayman Islands governmental or judicial authority or agency.

5. It is not necessary or advisable under the laws of the Cayman Islands that the Indenture or any document relating thereto be registered or recorded in any public office or elsewhere in the Cayman Islands in order to ensure the validity, effectiveness or enforceability of any of the Indenture or any debt securities issues pursuant to and governed by the Indenture.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent. This opinion shall be construed in accordance with the laws of the Cayman Islands.

We consent to Hughes & Luce, L.L.P. relying on the opinions expressed herein in connection with its rendition of certain opinions relating to the legality of the debt securities that may be offered and sold from time to time by any of the Companies pursuant to the Registration Statement on Form S-3 filed by Wal-Mart Stores, Inc and the Companies with the United States Securities and Exchange Commission on 6 July 2001 (as amended and supplemented from time to time, the "Registration Statement"). In addition, we consent to this opinion being filed as an exhibit to the Registration Statement and the a reference to this firm as having given the opinions expressed in this letter under the caption "Legal Matters" in the prospectuses forming a part of the Registration Statement and to the fact that Hughes & Luce, L.L.P. relied on this opinions in rendering its opinions as to the legality of debt securities offered and sold by means of those prospectuses. In giving this consent we do not admit that we are included in the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the United States Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended.

                                        Yours faithfully,


                                        WALKERS

                                  Schedule 1

                          List of Documents Examined

(1). the respective Memorandum and Articles of Association of each of the Companies;

(2). a Certificate of Good Standing in respect of each of the Companies dated 23 July 2001 issued by the Registrar of Companies;

(3). a copy of written resolutions of the respective Boards of Directors of each of the Companies dated 5 July (the "Resolutions");

(4) draft Indenture among Wal-Mart Stores, Inc. ("Wal-Mart") and the Companies as Issuers, Wal-Mart as Guarantor and Bank One Trust Company, NA, as Trustee;

(6) such other documents as we have considered necessary for the purposes of rendering this opinion.

                                  Schedule 2

                                  Assumptions

The opinions hereinbefore given are based upon the following assumptions:

1. There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Indenture and that, in so far as any obligation expressed to be incurred under the Indenture is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2. The Indenture is within the capacity and powers of and has been or will be duly authorised, executed and delivered by each of the parties thereto (other than each of the Companies) and constitute or will, when executed and delivered, constitute the legal, valid and binding obligation of each of the parties thereto enforceable in accordance with its terms as a matter of the laws of all relevant jurisdictions (other than the Cayman Islands).

3. The choice of the laws of the jurisdiction selected to govern the Indenture has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all other relevant jurisdictions (other than the Cayman Islands).

4. All authorisations, approvals, consents, licences and exemptions required by and all filings and other requirements of each of the parties to the Indenture outside the Cayman Islands to ensure the legality, validity and enforceability of the Indenture have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied.

5. All conditions precedent contained in the Indenture have been or will be satisfied or waived.

6. No disposition of property effected by the Indenture is made wilfully to defeat an obligation owed to a creditor and at an undervalue.

7. Each of the Companies was on the date of execution of the Indenture able to pay its debts as they became due from its own moneys, and that any disposition or settlement of property effected by the Indenture is made in good faith and for valuable consideration and at the time of each disposition of property by each of the Companies pursuant to the Indenture such Company will be able to pay its debts as they become due from its own moneys.

8. The Indenture has not been and will not be executed or delivered in the Cayman Islands.

9. All original documents are authentic, all signatures and seals are genuine, all documents purporting to be sealed have been so sealed, all copies are complete and conform to their original and the Indenture conforms in every material respect to the latest draft of the same produced to us and where documents have been provided to us in successive drafts marked-up to indicate changes to such documents all such changes have been so indicated.

10. The respective Minute Books of each of the Companies examined by us on 23 July 2001 at its Registered Office contains a complete and accurate record of the business transacted by it.


11. The corporate records of each of the Companies examined by us on 23 July 2001 at its Registered Office constitute its complete and accurate corporate records and that all matters required by law to be recorded therein are so recorded.

12. None of the parties to the Indenture is a person, political faction or body resident in or constituted under the laws of any country currently the subject of United Nations Sanctions ("Sanctions") extended to the Cayman Islands by the Order of Her Majesty in Council. At this date Sanctions currently extend to Libya, Iraq, Kuwait, Haiti, The Federal Republic of Yugoslavia, Sierra Leone, Liberia, Somalia, Rwanda, Serbia & Montenegro, Angola, the Uniao Nacional para a Independencia Total de Angola ("UNITA"), Afghanistan, Eritrea or Ethiopia and the Taliban (an Afghan political faction which calls itself the Islamic Emirate of Afghanistan).

                                  Schedule 3

                                Qualifications

The opinions hereinbefore given are subject to the following qualifications:

1. The term "enforceable" as used above means that the obligations assumed by each of the Companies under the Indenture are of a type which the courts of the Cayman Islands enforce; it does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

          (a) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

          (b)  enforcement may be limited by general principles of equity;

          (c) claims may become barred under statutes of limitation or may be or become subject to defences of set-off or counterclaim;

          (d) where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

          (e) an award of a court of the Cayman Islands may be required to be made in Cayman Islands dollars;

          (f) to the extent that any provision of the Indenture is adjudicated to be penal in nature, it will not be enforceable in the courts of the Cayman Islands; in particular, the enforceability of any provision of the Indenture which imposes additional obligations in the event of any breach or default, or of payment or prepayment being made other than on an agreed date may be limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

          (g) to the extent that the performance of any obligation arising under the Indenture would be fraudulent or contrary to public policy, it will not be enforceable in the courts of the Cayman Islands; and

          (h) a Cayman Islands court will not necessarily award costs in litigation in accordance with contractual provisions in this regard.

2. Cayman Islands stamp duty will be payable if the Indenture are executed in, brought to, or produced before a court of the Cayman Islands. Such duty would be nominal except in the case of:

          (a) a legal or equitable mortgage or charge of immovable property or a debenture:

(i) where the sum secured is CI$300,000 (US$360,000) or less, in which case such duty would be 1% of the sum secured;

(ii) where the sum secured is more than CI$300,000 (US$360,000), in which case such duty would be 1.5% of the sum secured;

          (b) a legal or equitable mortgage of movable property (not including a debenture), in which case such duty would be 1.5% of the sum secured;

          (c) a bill of sale by way of security, in which case such duty would be 1% of the sum secured;

     PROVIDED that no duty shall be payable where the property is situated outside the Cayman Islands and that in the case of a mortgage of moveable property situated in the Cayman Islands granted by an exempted company or by an ordinary non-resident company (as defined in the Companies Law (2001 Second Revision)) or by a body corporate incorporated outside the Cayman Islands, the maximum duty payable shall be CI$500.00. (US$600.00).

3. If any provision of the Indenture is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Cayman Islands courts.

4. To maintain each of the Companies in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

5. We express no opinion upon the effectiveness of any clause of the Indenture providing that the terms of such document may only be amended in writing.

6. Notwithstanding any purported date of execution in any of the Indenture, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Indenture may provide that they have retrospective effect as between the parties thereto alone.

7. The effectiveness of terms in the Indenture excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty are limited by law.

8. We have not been provided with the forms of the debt securities to be issued pursuant to the Indenture or any supplemental prospectuses relating thereto and render no opinions on such debt securities or supplemental prospectuses.